LICENCE AGREEMENT

  This Agreement made this 8th day of July, 2003.


  BETWEEN:

                 COMMGUARD INC., a Nevada corporation having its registered office at 50 West Liberty, Suite 880, Reno Nevada 89501

                 (hereinafter referred to as the "CommGuard")

                       OF THE FIRST PART

  AND:
                 INFOTEC BUSINESS SYSTEMS, INC., a Nevada corpora tion having its registered office at 50 West Liberty, Suite 880, Reno Nevada 89501

                 (hereinafter referred to as the "Infotec")

                           OF  THE  SECOND PART

  AND:
                 CTEC   SECURITY   SOLUTIONS   INC.,    a   Canada
          corporation having its registered office at 675 West Hastings Street, Suite 200, Vancouver B.C. V6B 1N2

                 (hereinafter referred to as the "CTEC")

                    OF THE THIRD PART




     WHEREAS CTEC hold the rights in and unto the Intellectual Property and the CommGuard Brand including the methods and practices for marketing the Products and Services throughout the world, which it has invested significant time and financial resources in development and which it considers to be a valuable asset.

     AND WHEREAS CTEC has incorporated CommGuard as a wholly owned subsidiary, as agent, to represent, manage, administer and license the CommGuard Brand on CTEC's behalf throughout the world.

     AND WHEREAS Infotec wishes to enhance its product and service offerings with CommGuard PKI technology and provide its customers and potential customers in the United States with the Products and Services.

     AND WHEREAS the parties hereto have undertaken to enter into this Agreement pursuant to a Memorandum of Understanding dated May 7, 2003 (the Effective Date) to appoint Infotec as a CommGuard Licensee, to sell, service and support the Products and Services in the Territory on a non-exclusive basis and a CommGuard Trust Environment Member.

     NOW THEREFORE this Agreement witnesses that in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto have agreed to and do hereby agree as follows:


  1.     INTERPRETATION

  1.01 Wherever used in this Agreement, unless the context requires otherwise, the following terms shall have the meanings set out below:

  CommGuard Brand means the trade marks, trade associations and customer perceptions of products and services branded commguard and includes the Products and Services, all methods and practices for marketing the Products and Services, and all Practice Policies and Procedures set out in support of the Products and Services.

  CommGuard Standards means the standards for sales, service and support of the Products and Services and include the standards set out in the Practice Policies and Procedures.

  Confidential Information means all trade secrets and other information not generally known to the public, and owned by one of the parties, or by any company affiliated to one of the parties. It includes without limitation, all inventions, discoveries, processes, ideas, algorithms, source code, financial information, legal, corporate, marketing, product, research, technical, personnel, customer, supplier and other non-public information, in whatever form or media, specifically identified as confidential or proprietary prior to or at the time of its disclosure, or that would generally be considered confidential or proprietary in the industry in which the party concerned does business, except that the following information is not Confidential Information:
  (a) information that is public knowledge at the time of disclosure, (b) information that becomes public knowledge or otherwise known to the receiving party after such disclosure, other than by breach of a confidentiality obligation, (c) information that was known by the receiving party before disclosure by the disclosing party, or (d) information that is independently developed by the receiving party without use of the disclosing party's Confidential Information.

  Cumulative Net Sales Revenue means the cumulative amount of Infotec's Net Sales Revenue computed from the Effective Date of this Agreement or where this Agreement is for a Renewal Term, the Effective Date of the initial Licence Agreement granted Infotec.

  Customer   means any individual, corporation or other person  within  the
  Territory, who contracts with Infotec for Products and Services.

  Licence  Fee   means  the amount determined under Section  4.01  of  this
  Agreement.

  Licensee   means  Infotec  and any other Licensee  of  the  Products  and
  Services throughout the world.

  Net Sales Revenue means all revenues, receipts, monies and the fair market value of all other considerations, directly or indirectly collected or received, whether by way of cash or credit or any barter, benefit, advantage, or concession received or receivable by Infotec or its affiliate companies from marketing, sale, lease, rental or other commercial distribution of the Products and Services less the following:

       (i) trade and quantity discounts approved by CommGuard and actually given to the purchasers thereof;

       (ii) all government taxes customs and excise, sales and value added taxes and other charges or governmental fees of every nature or kind (except for taxes on or measured by income); and

       (iii)credit allowances or refunds given on account of returned goods, up to a maximum of 5% of Net Sales Revenue.

Practice  Policies  and  Procedures  means  the  practices,  policies   and
  procedures set out in Schedule II hereto, as established and amended from time to time by CommGuard at its sole discretion, to govern among other things, the sales, service and support obligations for CommGuard branded products and services world wide.

Products and Services means those products and services set out in Schedule
  I hereto, as established and amended from time to time by CommGuard in their sole discretion, approved for sale under the CommGuard Brand .

Products and Services Pricing means the Product and Services pricing schedules, terms and policies as established and amended from time to time by CommGuard in its sole discretion and set out within the Practice Policies and Procedures.

Territory means the United States of America.


1.02 The headings appearing in this Agreement have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement.

1.03 All references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires.

1.04 The terms this Agreement, hereof, herein, hereby, hereto, and similar terms refer to this Agreement, including the Schedules hereto and any amendments hereto, and not to any particular Section or other part of this Agreement. References to particular Sections are to Sections of this Agreement unless another document is specified.

1.05    All accounting terms not defined in this Agreement will have  those
  meanings   generally  ascribed  to  them  in  accordance  with  generally accepted accounting principles, consistently applied.

1.06 This Agreement shall supersede and replace any and all previous agreements whether written or oral, expressed or implied between the parties hereto.


2.    OBLIGATIONS OF COMMGUARD


2.01 Subject to the remaining terms and conditions of this Agreement, CommGuard shall, at its own expense:

          (a)  Maintain the CommGuard Brand;

          (b) Identify Infotec as a provider of Products and Services within the Territory on its web site and provide a link to Infotec web-sites;

          (c) Notify Infotec thirty (30) days in advance of effective dates for changes to the Practice Policies and Procedures, the Products and Services or the Product and Services Pricing.


3.    OBLIGATIONS OF INFOTEC


3.01 Subject to the remaining terms and conditions of this Agreement, Infotec shall, at its own expense:

          (a) Offer and market the Products and Services to Customers only within the Territory;

          (b) Support and service the Products and Services sold to Customers;

          (c) Process and fulfill orders for Products and Services in a timely and accurate manner and provide support and service in accordance with CommGuard Standards and in a competent, professional, timely and workman like manner;

          (d)   Answer all Customer enquiries, requests for information and
          service   promptly   and  all  disputes  or  disagreements   with
          Customers in a competent, professional and timely manner;

          (e) Comply with the highest standards for sales, service and support so as to enhance the CommGuard Brand and undertake activities related to the sales, service and support of the Products and Services in compliance with the Practice Policies and Procedures;

          (f) Ensure that the Products and Services provided to Customers are in compliance with the CommGuard Standards;

          (g) Maintain errors and omissions insurance and other insurance policies adequate for the nature and type of business being conducted hereunder and provide CommGuard with proof of insurance coverage immediately upon request;

          (h) Ensure that the Products and Services visibly display CommGuard trademarks and names and markings as prescribed by CommGuard;

          (i) Pay CTEC and CommGuard as applicable, the amounts described in Section 4 and of this Agreement and any charges incurred by Infotec persuant to Section 9; and

          (j) Comply with applicable rules, regulations and laws established for the jurisdictions within the Territory that Infotec operates including but not limited to collecting and remitting any taxes including sales tax, value added taxes or other tax required to be paid to any regulatory authority in association with the sale or licensing of the Products and Services under this Agreement.

3.02 Infotec shall offer and sell the Products and Services in accordance with the Product and Services Pricing.

3.03 Infotec shall seek approval from CommGuard for all marketing materials, web sites, information and contracts and agreements between itself and its Customers related to Infotec's carrying out its selling, service and support for the Products and Services. CommGuard shall approve or disapprove of materials submitted for review in accordance with this Section 3.03 and Section 12.04 within five (5) days of receipt of such materials.

3.04 Infotec shall comply, as a minimum, with the Privacy Policies set out in Schedule III hereto established and amended from time to time by CommGuard in its sole discretion, in its sales, support and service for the Products and Services and in all of its dealings with Customers and in its operations and shall comply with all privacy legislation in force within the Territory.

3.05 Infotec shall be precluded from selling the Products and Services where it has insufficient staff, capabilities, infrastructure or other resources to meet its obligations set out in Section 3.01, paragraphs
  (a) to (f).


4.    FEES AND PAYMENT TERMS

4.01 Infotec shall pay CTEC, on or before the 15th day of each month (the Payment Date), as a licencing fee;

          (a) until such time as Infotec's Cumulative Net Sales Revenue exceeds SEVENTY FIVE MILLION ($75,000,000) DOLLARS, TEN (10%) PERCENT; and

          (b)  thereafter, SEVEN AND ONE HALF (7.5%) PERCENT,

of Infotec's Net Sales Revenue for the calendar month proceeding the Payment Date (the Sales Month).

4.02 On the Payment Date, Infotec shall provide CTEC with a summary accounting for the Net Sales Revenue for the Sales Month, which shall include the total amount of all Net Sales Revenue and the calculation used to determine the amount due to CTEC in accordance with Section 4.01.

4.03 While this Agreement remains in effect and for a period of two years thereafter, Infotec shall keep records of its activities under this Agreement, sufficient to enable an independent party to assess whether it has complied with its obligations hereunder. While this Agreement remains in effect and for a period of two years thereafter, CTEC may, from time to time, conduct, or have conducted at its own expense, an independent audit of these records including any related financial/accounting records. Such audits shall occur, if at all, during the normal business hours of the audited party, with a minimum of disruption to the business of the audited party, and only after written notice has been delivered to the audited party, at least fifteen business days in advance of the audit. If an audit reveals an underpayment or overpayment of fees under the Agreement, then the auditing party shall submit an invoice to the audited party in the amount of the underpayment or overpayment together with supporting documentation for its claim, and the owing party shall pay such invoice within ten (10) days of receipt of same.

4.04 Subject to the laws of the Province of British Columbia, interest at the rate of TWO (2%) PERCENT shall be charged on any amount payable under this Agreement that remains unpaid on its due date and for each month thereafter on such amount or part of such amount until extin guished in full. Interest charged under this paragraph shall be due and payable immediately and shall itself attract monthly interest at the
  rate   of   TWO  (2%)  PERCENT  for  each  month  such  interest  remains outstanding.


5.    TERM

5.01 This Agreement will be in effect for three (3) years starting on the Effective Date (the "Initial Term"). This Agreement may be renewed for additional three (3) year terms (each a "Renewal Term") upon payment by Infotec to CTEC of the then applicable current fees determined by CommGuard prior to the expiration of the Initial Term or then current Renewal Term, unless either party gives the other party at least thirty
  (30) days notice of termination before the expiration of the then current Initial Term or Renewal Term. Notwithstanding the foregoing, CTEC expressly reserves the right to amend the terms of this Agreement for any Renewal Term by providing notice in the form of a written amendment or new Agreement at least thirty (30) days prior to expiration of the then current Initial Term or Renewal Term. This Agreement may also be renewed for longer terms by mutual agreement of the parties.


6.    TERMINATION

6.01 This Agreement may be terminated at any time by the mutual agreement of the parties hereto.

6.02 This Agreement may be terminated by either CTEC or CommGuard without written notice to Infotec:

          (a) upon the institution by or against Infotec of insolvency, receivership, or bankruptcy proceedings;

          (b) upon any assignment for the benefit of Infotec's creditors, or upon Infotec's ceasing to do business;

          (c) in the event Infotec is unable or fails to pay any of its debts as they fall due for a period of thirty (30) days;

          (d) immediately in the event Infotec compromises the security of the Products and Services including certificate security or the security of the CommGuard Trust Environment;

          (e) in the event Infotec is unable or unwilling or a period longer than thirty (30) continuous calendar days to provide the Products and Services contemplated by this Agreement; or

          (f) in the event Infotec is unable or unwilling for a period longer than five (5) continuous calendar days to service or support the Products and Services contemplated by this Agreement; or

          (g) in the event of a breach of this Agreement by Infotec, other than a breach by Infotec that compromises the security of CommGuard's certification services or other systems, upon thirty
          (30) days' advance written notice by CommGuard if the Infotec fails to cure such breach within the thirty (30) day notice period.


6.03   This Agreement may be terminated by Infotec if:

          (a) there is a breach of this Agreement by either CTEC or CommGuard, upon thirty (30) days' advance written notice by Infotec, if CTEC or CommGuard fails to cure such breach within the thirty (30) day notice period; or

          (b) CommGuard amends or proposes to amend the Practice Policies and Procedures, the Products and Services or Product and Services Pricing and if Infotec believes in good faith that such amendment materially deprives it of the benefit of this
          Agreement, upon thirty (30) days advance written notice by Infotec, if CommGuard fails to change or withdraw the amendment or proposed amendment within the thirty (30) day notice period.

6.04 If this Agreement terminates for any reason, both parties shall work together in good faith to transition Customers and their end users to another Licensee and:

          (a)    Infotec   shall   return  to  CommGuard   all   brochures,
          advertising materials and other materials used in the sales, support and servicing of the Products and Services; and

          (b) Infotec will remove all logos, trade names. trade marks or other references to CTEC or CommGuard or the Intellectual Property from its web-site, promotional and marketing materials and cease thereafter to use or display any reverences thereto, unless expressly approved in writing by CommGuard.


7.    REPRESENTATIONS AND WARRANTIES

7.01 CTEC and CommGuard jointly represent and warrant to Infotec that except as otherwise disclosed herein:

          (a) it has the power and capacity to enter into this Agreement and to carry out its terms to the fullest extent;

          (b) it is the owner or licensee in good standing of the Intellectual Property and the Products and Services free of disputes or claims whatsoever and there are no actions, suits, judgments, litigation proceedings or investigations outstanding, pending or to the knowledge of either party threatened against the Products and Services or the Intellectual Property, nor does either party know or have any reasonable grounds or know of any basis for any such actions, suits, litigation proceedings or investigations; and

          (c) the execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of each party, and this Agreement constitutes a legal, valid and binding obligation of each party.

7.02    Infotec represents and warrants to CommGuard (and acknowledges that
  CommGuard  has  relied  upon  such  representations  and  warranties   in
  entering into this Agreement) that except as otherwise disclosed herein:

          (a) it is duly organized, existing, in good standing and has the power, authority, and capacity to enter into this Agreement and to carry out its duties and obligations to the fullest extent contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings on the part of Infotec, and this Agreement constitutes a legal, valid and binding obligation of Infotec enforceable against Infotec in accordance with its terms except as may be limited by laws of general application effecting the rights of creditors and by general principals of equity;

          (b) neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby violate any of the terms and provisions of any order, decree, statute, by-law or regulation agreement, covenant or restriction applicable to Infotec; and

          (c) it is not a bankrupt or insolvent nor has it made any assignment to its creditors or for the benefit of creditors and there are no actions, suits, judgments, litigation proceedings or investigations outstanding, pending or to the knowledge of Infotec threatened against it, nor does Infotec know or have any reasonable grounds or know of any basis for any such actions, suits, litigation proceedings or investigations.

7.03 Infotec acknowledges that CTEC and CommGuard make no warranties, except as set forth in Section 7.01, and that all Products and Services, materials, methods, procedures and practices are provided on an as is basis. CTEC and CommGuard hereby disclaims all warranties of any kind, express and implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose. CTEC and CommGuard do not warrant that the Products and Services will meet Infotec or its Customer's requirements or be error free.


8.    INDEMNIFICATION CLAUSE

8.01 Each party hereto (the Indemnifying Party) shall defend and indemnify the other party and its directors, officers, employees and contractors (collectively, the Indemnified Parties) and hold the
  Indemnified Parties harmless from and against any losses, costs, damages, and fees (including reasonable attorney's fees) incurred by the Indemnified Parties in connection with any claim or action brought by a third party arising from:

             (a) any breach by the Indemnifying Party of any warranty or obligation under this Agreement;

             (b)       the Indemnifying Parties acts and omissions; or

             (c)        the use of any product or service provided  by  the
          Indemnifying   Party,  or  any  other  item  furnished   by   the
          Indemnifying Party to Customers or their end users.


9.    ASSISTANCE

9.01 Subject to Section 9.02, CommGuard will provide or cause to be provided to Infotec, such assistance as Infotec shall request for: training, technical assistance, marketing assistance, attendance at meetings with Customers and prospective Customers, attending trade shows and other industry functions or other activities related to Infotec's marketing and support for the Products and Services, at such rate or rates as may be established by the parties at the time of request.

9.02    Infotec  acknowledges that CommGuard has  obligations  to  all  its
  Licensees, to the maintenance of the CommGuard Brand and to its development and enhancement and, that CommGuard's time commitment to Infotec pursuant to Section 9.01 is limited and that conflicts in time and timing will arise from time to time, and that such conflicts shall not constitute a breach hereunder or a non-performance of CommGuard's obligations hereunder.


10.       NON-COMPETE AND NON-SOLICITATION

10.01     In this section the following words have the following meaning:

Contracting Licensee means a non-terminated Licensee contracting for services with a Customer.

Customer means the Customer of any Licensee of CommGuard or CTEC.

Time Period means the period of time commencing on the Effective Date of this Agreement or any renewal thereof pursuant to Section 5 and ending on the date that is two full calendar years following the date upon which this Agreement or any renewal thereof pursuant to Section 5 ter minates or is terminated.

Subsequent Period means the period of time from the termination of this Agreement or any renewal thereof pursuant to Section 5 and ending on the date that is two full calendar years following the date upon which this Agreement or any renewal thereof pursuant to Section 5 terminates or is terminated.

10.02 During the Time Period, Infotec shall not:

          (a) directly or indirectly carry on, engage in or participate in, any business that competes with the CommGuard Brand, either alone or in partnership or jointly or in conjunction with any other person;

          (b) directly or indirectly assist (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, independent contractor, supplier, consultant, lender, guarantor, financier or in any other capacity whatever) any person to carry on, engage in or participate in a business that competes with the CommGuard Brand; or

          (c) have any direct or indirect interest or concern (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever) in or with any person, if any part of the activities of such person consists of carrying on, engaging in or participating in a business that competes with the CommGuard Brand.

10.3 During the currency of this Agreement and any renewals under Section 5 for territory outside of the Territory and for the Subsequent Period world wide, Infotec will not:

          (a) directly or indirectly solicit any Customer except for the sole benefit of the Contracting Licensee;

          (b) directly or indirectly assist (be it as principal, beneficiary, servant, director, shareholder, partner, nominee, executor, trustee, agent, employee, independent contractor, supplier, consultant, lender, financier or in any other capacity whatever) any person directly or indirectly to solicit any
          Customer   except  for  the  sole  benefit  of  the   Contracting
          Licensee;

          (c) have any direct or indirect interest or concern (be it as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever) in or with any person if any of the activities of such person or entity consists of soliciting any
          Customer, if such solicitation is directly or indirectly intended to result in a sale of any product or service to such Customer and is directly or indirectly competitive or potentially competitive with any product or service then produced by the Contracting Licensee; or

          (d) on his behalf or on behalf of any person, directly or indirectly contact customers or clients of the Company to encourage such customers or clients to cease or restrict doing business with the Contracting Licensee or in any way interfere with or attempt to disrupt the Contracting Licensee's customer and client relationships, contractual or otherwise.

10.04 During the Time Period, Infotec will not directly or indirectly solicit or induce, or attempt to solicit or induce, or offer employment to, any employee, independent contractor, or consultant of CTEC or CommGuard to leave their employ or terminate services their services thereto, except for the sole benefit of CTEC or CommGuard as the case may be, and only with their prior written consent.

10.05 For the purposes of determinations under Section 10.02, Infotec's incorporation of PKI technology into its products and services shall not be considered to be a product or service or business that competes with the CommGuard Brand.


11.       CONFIDENTIALITY AND USE OF INFORMATION

11.01 Each party will treat the Confidential Information of the other party as confidential, and with no less care than the party uses to prevent the disclosure of its own Confidential Information of like importance, but in no event less than reasonably diligent care. To the extent permitted by applicable law, the receiving party shall (a) not disclose the Confidential Information to any third party, (b) not use the Confidential Information in any fashion except for purposes of performing this Agreement, (c) exercise reasonable care to prevent disclosure, and (d) notify the disclosing party of any unauthorized disclosure or use of the Confidential Information of which the receiving party is aware. Upon termination of this Agreement for any reason, each party shall immediately deliver to the other party all copies of the Confidential Information received from the other party. Each party acknowledges that breach of this Section 11 may cause irreparable harm to the disclosing party entitling the disclosing party to seek injunctive relief, among other remedies.

11.02       Notwithstanding  the  foregoing,  a  party  may  disclose   the
  Confidential Information of the other party:

          (a) to employees, subcontractors and others engaged in performing the obligations of this Agreement, including those selling and supporting the Products and Services as required to conduct their activities, provided such employees, subcontractors or other parties have executed a confidentiality and non competition agreement with the disclosing party binding them to the terms of Sections 10 and 11 hereof; and

          (b) to the extent required by the order or requirement of a court, administrative agency or other governmental body if the party to disclose the other party's Confidential Information does the following: (i) gives written notice of the intended disclosure to the other party at least ten (10) days in advance of the date of disclosure or if ten (10) days is not feasible then as much notice as is possible under the circumstances; (ii) upon request of the other party and at the requesting party's expense, the party to disclose the Confidential Information redacts portions of the Confidential Information to be disclosed to the extent permitted by applicable law; and (iii) at the request and expense of the party whose Confidential Information is to be disclosed, submits a request to the court, administrative agency or governmental body that any portions of the Confidential Information that are identified by the other party receive confidential treatment to the fullest extent permitted under applicable law.


12.       INTELLECTUAL PROPERTY

12.01 Infotec acknowledges that CTEC, its vendors, and/or its licensors retain all Intellectual Property Rights in and to any patents, copyrights, trade marks, service marks, trade secrets, ideas, concepts, techniques, inventions, processes, or works of authorship comprising or embodied in the Products or Services, the Practice Policies and
  Procedures, and the marketing materials, web sites, technical and support materials for the CommGuard Brand (the Intellectual Property).

12.02 Infotec may not reverse engineer, disassemble or decompile the Products and Services.

12.03 Infotec shall not remove or destroy any trademark, copyright, patent or any other intellectual property notices on any of the Products and Services, materials, documentation or components related thereto. Neither party shall acquire any rights of any kind in the other party's trademarks, service marks, trade names, or product names.

12.04 Infotec may use the Intellectual Property, in compliance with the Practice Policy and Procedures, in its activities related to the sale, service and support of the Products and Services within the Territory, subject however to CommGuard's right to firstly approve of any placement or use of the Intellectual Property by Infotec and Infotec's acknowledgement that such use display or other activities related to the Intellectual Property shall not provide Infotec with rights of ownership or use other than as expressly set out herein.


13.       DISPUTE RESOLUTION

13.01 Except in respect of a claim for breach of an intellectual property right or a breach arising out of a duty of confidentiality, any and all disputes or disagreements connected to this Agreement shall be resolved firstly through negotiation between the parties and if, after a period of thirty (30) days, no resolution has been reached, thereafter by mediation with a third party mutually agreed to by the parties. Were after a period of mediation of sixty (60) days, a resolution to the dispute has not been concluded, then the parties shall submit the dispute or disagreement to arbitration under the rules of the Province of British Columbia as may be established from time to time related to arbitration and dispute resolution.


14.       GENERAL TERMS AND CONDITIONS

14.01 Assignment Infotec acknowledges and agrees that it may not assign, mortgage, encumber, sell or otherwise transfer, dispose or hypothecate its interest or interests hereunder to others (the Assignees) without the prior written consent of CTEC.

14.02 Currency For the purposes of this Agreement, all amounts represented herein are expressed in the functional currency of the United States of America and all references to dollar or currency amounts shall be read as references to the currency of the United States of America.

14.03      Headings   The headings are for convenience only,  and  are  not
  intended to be full or precise descriptions of the text to which they refer and shall not be considered part of this Agreement.

14.04 Notice Notice to either of the parties may be made and shall be deemed delivered and received when sent by first class mail or hand delivered to each party at the address set forth above or to such other address or by some other means, as any party may provide Notice to all of the other parties hereto.

14.05 Nature of Relationship The parties to this Agreement are independent contractors. This Agreement shall not create or be construed as creating a co-ownership, partnership, joint venture, or, except as expressly set out herein, agency relationship between CommGuard and Infotec. Except as expressly set out in this Agreement, neither party shall hold itself out as having any authority to incur, assume, or create, orally or in writing any liability, obligation or undertaking of any kind in the name of, or on behalf of, or in any way binding upon, the other. Each party hereto shall bear its own costs in performing under this Agreement.

14.06 Force Majeure Except for payment and indemnity obligations hereunder, if either of the parties becomes unable to carry out the whole or any part of its obligations under this Agreement for any reasons beyond its control including acts of God, acts of governmental authorities, strikes, war, riots or any other cause of such nature (Force Majeure Event), then the performance of the obligations of the affected party (the Affected Party) shall be excused during the continuance of any inability so caused, but such inability shall, as far as possible, be remedied with all reasonable dispatch. Either party shall give immediate notice to the other party upon becoming aware of an Event of Force Majeure. If an Event of Force Majeure continues for a period exceeding thirty (30) days or such other period as is mutually agreed to by the parties, the other party may terminate this Agreement immediately by giving the Affected Party written notice of its decision to do so.

14.07 Enurement This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.08 Entire Agreement This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter thereof except as specifically set forth herein.

14.09 Export Law Compliance Infotec agrees that it will not import, export, or re-export, directly or indirectly, any commodity, including any Certificate, or software to any country in violation of the laws and regulations of any applicable jurisdiction. This restriction expressly includes, but is not limited to, the export regulations of the United States of America. Specifically, Infotec shall not download or otherwise export or re-export any commodity or software:

       (a) into any of the following countries or to nationals or residents of any of the following countries: Cuba, Iran, Iraq, Libya, Sudan, North Korea, or Syria, or any other country where use or exporting of such software is prohibited under United States export laws or regulations (Restricted Countries);

       (b)  to  anyone on the United States Treasury Department's  list  of
  Specially   Designated   Nationals  or   the   United   States   Commerce
  Department's Table of Denial Orders.

14.10      Jurisdiction   This  Agreement  shall  be  governed  by  and  in
  construed accordance with the laws of the Province of British Columbia.

14.11 Severability If any provisions of this Agreement are held unenforceable or invalid by a Court of competent jurisdiction, the parties hereto acknowledge and agree that the enforceability or validity of the remaining provisions shall not be affected thereby.

14.12 Survival Notwithstanding any enquiry or investigation by the Purchaser, the representation and warranties of the Vendor contained in this Agreement shall survive its closing of the transactions contemplated by this Agreement and shall continue in full force for the benefit of the Purchaser thereafter.

The provisions of Sections 4, 9 (with respect to fees and charges incurred as of the effective date of termination) 7, 8, 10, 11 and 12 shall survive the termination of this Agreement.


14.13 Time of the Essence Time shall be of the essence in this Agreement.


IN  WITNESS WHEREOF THE PARTIES have hereunto set their hands and Corporate
  Seals, duly attested to be the hands of their properly authorized officers in their behalf on the day and year first above written.


Signed for on behalf of
COMMGUARD INC.
By its authorized signatory



Per:/s/ Bram Solloway
  Bram Solloway, President




Signed for on behalf of
INFOTEC BUSINESS SYSTEMS, INC.
By its authorized signatory



Per: /s/ Robert Danvers
  Robert Danvers, President



Signed for on behalf of
CTEC SECURITY SOLUTIONS INC.
By its authorized signatory



Per:   /s/ Bram Solloway
  Bram Solloway, President